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                                                                     Exhibit 5.1

                               CONNER & WINTERS
                          A PROFESSIONAL CORPORATION

                                    LAWYERS

                            3700 FIRST PLACE TOWER
                             15 EAST FIFTH STREET
                          TULSA, OKLAHOMA 74103-4344
                                (918) 586-5711
                              FAX (918) 586-8982
                                    ______

                               December 17, 1999

National Environmental Service Co.
12331 East 60/th/ Street
Tulsa, Oklahoma 74146

     Re: Registration Statement of Form S-8

Ladies and Gentlemen:

     We have acted as counsel to National Environmental Service Co., an Oklahoma corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-8 (the "Registration Statement"), relating to an aggregate of 1,043,735 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued under the terms of the Company's 1994 Employee Stock Plan, 1994 Director Stock Option Plan and Employee Savings Trust 401(k) Plan (collectively, the "Plans").

     In rendering the following opinion, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares, when issued and paid for in accordance with the terms of the Plans and authorized forms of agreements thereunder and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid, and nonassessable.

     We are members of the Oklahoma Bar and we express no opinion as to the laws of any jurisdiction other than the laws of the United States and the State of Oklahoma.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                               Very truly yours,

                               /s/ Conner & Winters

                               Conner & Winters, A Professional Corporation